UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2024

NORWOOD FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 253-1455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	NWFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NORWOOD FINANCIAL CORP

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 21, 2024, the Norwood Financial Corp (the “Company”) issued a press release announcing that the Board of Directors had appointed John M. McCaffery as Executive Vice President and Chief Financial Officer of the Company, and its wholly owned subsidiary, Wayne Bank (the “Bank”), effective as of June 24, 2024. In addition, the Board announced that as of June 24, 2024, William S. Lance, previously Executive Vice President and Chief Financial Officer, resigned his position as Chief Financial Officer and has been appointed Executive Vice President and Chief Strategic Officer until his retirement on August 2, 2024. Mr. McCaffery is a banker with approximately 30 years of experience in the financial services industry, with a focus on regulatory and financial compliance. His experience includes capital raising of both debt and equity, significant experience with M&A transactions and integrations and a proven record of success guiding banking organizations through substantial growth and restructuring.

A copy of the Company’s press release is filed with this report as exhibit 99.1 hereto and incorporated herein by reference.

(e) Employment Agreement. The Company and the Bank have entered into an Employment Agreement (the “Agreement”) with Mr. McCaffery that will be effective as of June 24, 2024. Pursuant to the Agreement, Mr. McCaffery will be employed as the Executive Vice President and Chief Financial Officer the Company and the Bank. Mr. McCaffery will be paid a salary at the rate of $340,000 per annum or such higher amount as may be determined from time to time (“Base Salary”). The Agreement is for the period commencing on June 24, 2024 (the “Effective Date”) and ending thirty-six (36) months thereafter, unless terminated earlier. On each annual anniversary date of the Effective Date, the Agreement will automatically be extended for an additional 12 months unless either party has beforehand provided the other party with written notice that the Agreement shall not be extended at such time. Mr. McCaffery’s employment will be for no definite period of time, and Mr. McCaffery, on one hand, and the Company and/or the Bank, on the other hand, may terminate such employment relationship at any time for any reason or no reason.

Mr. McCaffery will be eligible to participate in the employee benefits generally applicable to employees of the Bank, including: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance and retirement plans. He will receive a $600 per month car allowance.

The Agreement provides that for 2024, Mr. McCaffery will receive an award under the Bank’s Annual Cash Bonus Plan calculated at the target performance level of 25% or $85,000. He will receive $25,000 of such award in the form of Company common stock as a Sign-On Equity Award immediately following his commencement of employment, and the balance of such bonus award ($60,000) will be paid in cash during the first quarter of 2025. Future Annual Cash Bonus awards will be based upon established performance goals which will include both Company and individual goals.

The Sign-on Equity Award will provide for a five-year vesting period at the rate of 20% per year beginning one year after the award date. The Sign-on Equity Award will provide for the acceleration of vesting of such award upon a change in control of the Company or the Bank or upon the involuntary termination of employment of Mr. McCaffery by the Company or the Bank, absent termination for Just Cause.

In the event of the involuntary termination of employment by the Bank, Mr. McCaffery will be entitled to receive a lump sum severance payment equal to the base salary then in effect that would be payable for a period of one year thereafter. All such severance amounts payable to Mr. McCaffery will be paid in one lump sum within ten (10) days of such termination of employment. Mr. McCaffery will be subject to a one-year non-competition and non-solicitation restriction following termination of employment as detailed in the Agreement.

In the event that either (i) the Bank or the Company terminate Mr. McCaffery’s employment without his written consent and for any reason other than Just Cause within one year following a Change in Control transaction, or (ii) he voluntarily terminates employment within 90 days of an event that both occurs following a Change in Control and the reason for such termination constitutes Good Reason, the Bank shall pay Mr. McCaffery: (i) a severance benefit equal to 200% of the Base Salary in effect as of the date of such Change in Control, plus (ii) the payment of a pro rata payout under the annual cash bonus plan to be calculated for the plan year containing such change in control.

In the event that the Bank or the Company terminate the employment of Mr. McCaffery upon a determination by its Board of Directors that such termination of employment is as a result of Just Cause (as defined in the Agreement), then no such severance payments will be due and payable to Mr. McCaffery in accordance with Agreement.

Payments made to Mr. McCaffery following a termination of employment associated with a Change in Control transaction shall be reduced as necessary such that such payments will not exceed the amounts which are tax-deductible in accordance with Section 280G of the Internal Revenue Code (“Code”).

The foregoing summary is qualified in its entirety by reference to the Agreement which is filed as herewith as Exhibit 10.1 to this Report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Number	Description

10.1	Employment Agreement dated June 24, 2024, by and among Norwood Financial Corp, Wayne Bank and John M. McCaffery.

99.1	Press Release dated June 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP

Date: June 24, 2024	By:	/s/ James O. Donnelly
James O. Donnelly
President and Chief Executive Officer (Duly Authorized Representative)